Exhibit 10.22

AMENDMENT

TO THE UNIMIN CORPORATION PENSION RESTORATION PLAN

AS AMENDED AND RESTATED EFFECTIVE JULY 31, 2008

WHEREAS, Unimin Corporation (the “Company”) maintains the Pension Restoration Plan (the “Plan”) for the benefit of certain of its executives;

WHEREAS, pursuant to Section V(2) of the Plan, the right is reserved to the Company to amend the Plan in whole, or in part, at any time, subject to certain conditions not now relevant;

WHEREAS, the Company deems it advisable to amend the Plan to pay all Participants therein their Grandfathered Benefit, as such term is defined in the Plan, without regard to the current timing provisions applicable to such benefit;

WHEREAS, the Company recognizes that such amendment constitutes a material modification of the Grandfathered Benefit that requires a time and form of payment that complies with Section 409A of the Internal Revenue Code to be specified under the amendment.

NOW THEREFORE, it is

RESOLVED, that the Plan is amended effective December 10, 2012 in the manner described below:

Section IV(3)(b)(i) of the Plan is amended to read in its entirety as follows:

“the Benefit Commencement Date for the Grandfathered Benefit payable to or on behalf of such Eligible Participant shall be December 17, 2012, such benefit being equal to the amount that would have been paid if the Eligible Participant had a Separation from Service on such date; and notwithstanding any contrary provisions in Section IV(2) and Section II(9), the Grandfathered Benefit referenced in the immediately preceding sentence shall be paid in a single lump sum only; and”

RESOLVED, that the Administrative Committee of the Unimin Corporation Pension Plan be, and hereby is, authorized to take any other actions on the advice of counsel which may be necessary or appropriate to implement the foregoing resolution.

IN WITNESS WHEREOF, Unimin Corporation has caused this amendment to be executed by its duly authorized officer, this 13th day of December 2012.

UNIMIN CORPORATION

	By:	/s/ Richard M. Solazzo
SR VICE PRESIDENT

Attest:

/s/ George Kalapos
Assistant Secretary